Exhibit 99.1

Protara Therapeutics Announces Appointment of Martín Sebastian Olivo, M.D. as Chief Medical Officer

NEW YORK, April 19, 2021 — Protara Therapeutics, Inc. (Nasdaq: TARA), a clinical-stage company developing transformative therapies for the treatment of cancer and rare diseases with significant unmet needs, today announced the appointment of Martín Sebastian Olivo, M.D. as Chief Medical Officer, effective immediately. Dr. Olivo brings to Protara more than 15 years of experience in oncology translational and clinical research and global drug development, most recently serving as Vice President, Breast Cancer Clinical Development Lead at Gilead Sciences, Inc. (formerly Immunomedics, Inc.).

“We are very excited to welcome Dr. Olivo to our leadership team,” said Jesse Shefferman, Chief Executive Officer of Protara Therapeutics. “The depth of his experience supporting the development and approval of oncology drug candidates is expected to be particularly instrumental as we continue to advance our lead product candidate, TARA-002, for the treatment of non-muscle invasive bladder cancer (NMIBC) and lymphatic malformations.”

“TARA-002 has strong potential to play a meaningful role in the treatment of NMIBC and potentially other cancers,” said Dr. Olivo. “I look forward to working with this dynamic leadership team to advance transformative therapies for people with cancer and rare diseases of high unmet need.”

Prior to joining Protara, Dr. Olivo served as Vice President, Breast Cancer Clinical Development Lead, at Gilead Sciences, Inc. (formerly Immunomedics, Inc.), a public biopharmaceutical company, from August 2018 to April 2021, where he led clinical development of a treatment for metastatic triple-negative breast cancer. Prior to joining Immunomedics, he served as Global Clinical Lead at Daiichi Sankyo Cancer Enterprise, a global pharmaceutical company, from July 2017 to July 2018, where he established a comprehensive clinical development plan for an early-stage oncology product candidate with applications in lung and breast cancer. From January 2011 to July 2017, Dr. Olivo served in several roles of increasing responsibility in the oncology business group at Eisai Inc., a pharmaceutical company, most recently serving as an International Project Team Leader.

Dr. Olivo received his M.D. from the University of Buenos Aires and his M.S. in Clinical and Pharmacological Research from Austral University in Buenos Aires. He completed his degree as a Clinical Oncologist at the University of Salvador. He has held various academic and clinical positions at the School of Medicine at the University of Buenos Aires, Hospital “Dr. Enrique Tornú” and the National Cancer Institute of Canada Clinical Trials Group.

About Protara Therapeutics, Inc.

Protara is committed to identifying and advancing transformative therapies for people with cancer and rare diseases with limited treatment options. Protara’s portfolio includes its lead program, TARA-002, an investigational cell-based therapy being developed for the treatment of non-muscle invasive bladder cancer and lymphatic malformations, and IV Choline Chloride, an investigational phospholipid substrate replacement therapy for the treatment of intestinal failure-associated liver disease. For more information, visit www.protaratx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Protara may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words or expressions referencing future events, conditions or circumstances that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include but are not limited to, statements regarding Protara’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: statements regarding Protara’s business strategy, Protara’s development plans for its product candidates and expectations regarding the contribution of Dr. Olivo’s experience in helping Protara achieve its strategic objectives. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that contribute to the uncertain nature of the forward-looking statements include risks and uncertainties associated with: Protara’s development programs, including the initiation and completion of non-clinical studies and clinical trials and the timing of required filings with the FDA and other regulatory agencies; the impact of the COVID-19 pandemic on Protara’s business and the global economy; general market conditions; changes in the competitive landscape; changes in Protara’s strategic and commercial plans; Protara’s ability to obtain sufficient financing to fund its strategic plans and commercialization efforts; the loss of key members of management; and the risks and uncertainties associated with Protara’s business and financial condition in general, including the risks and uncertainties described more fully under the caption "Risk Factors" and elsewhere in Protara's filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. Protara undertakes no obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

Company Contact:

Justine O'Malley
Protara Therapeutics
Justine.OMalley@protaratx.com
646-817-2836